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                                                                     Exhibit (d)


Ziegler, Ziegler & Associates LLP
Counselors at Law
570 Lexington Avenue, 44th Floor
New York, New York 10022
(212) 319-7600
Telecopier (212) 319-7605

December 9, 2003

JPMorgan Chase Bank, as Depositary
4 New York Plaza
New York, New York 10004

American Depositary Shares
evidenced by American Depositary Receipts for deposited H shares of
China Life Insurance Company Limited
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Dear Sirs:

     Referring to Amendment No. 2 to the Registration Statement on Form F-6 relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") each ADS representing 40 overseas listed foreign-invested shares, or H shares of China Life Insurance Company Limited (the "Company"), a corporation incorporated under the laws of The People's Republic of China. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement appearing, or incorporated by reference, in Exhibit (a) to Amendment No. 2 to the Registration Statement.

     We are of the opinion that the ADSs covered by Amendment No. 2 to the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as Exhibit d of Amendment No. 2 to the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Ziegler, Ziegler & Associates LLP